EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2004, included in the Annual Report of NBOG Bancorporation, Inc. on Form 10-KSB for the year ended December 31, 2003, and incorporated by reference in this Post Effective Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-122567), as amended. We consent to the use of the aforementioned report in Post Effective Amendment No. 1 to Registration Statement on Form SB-2, and to the use of our name as it appears under the caption “Experts.”

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
July 29, 2005